                                   EXHIBIT 99


            Information required by Form 11-K with respect to the
                Haverty Furniture Companies, Inc. Thrift Plan
                For the Fiscal Year Ended December 31, 1994

                   (a)    The following financial statements are
                          furnished for the above-referenced Plan:


                   Report of Independent Auditors;
                   Statements of Net Assets Available for Benefits
                     December 31, 1994 and 1993;
                   Statements of Changes in Net Assets Available for
                     Benefits for the Years Ended December 31,
                     1994 and 1993;
                   Notes to Financial Statements;
                   Schedule I - Schedule of Assets Held for Investment; and
                   Schedule II - Transactions or Series of Transactions in
               Excess of 5% of the Fair Value of Plan Assets;


                   (b)    Exhibits:

                          Consent of Independent Auditors

                                              Audited Financial Statements
                                               and Supplemental Schedules

                                           Haverty Furniture Companies, Inc.
                                                      Thrift Plan

                                         Years ended December 31, 1994 and 1993
                                          with Report of Independent Auditors

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                          Audited Financial Statements
                           and Supplemental Schedules


                     Years ended December 31, 1994 and 1993




                                    CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Audited Financial Statements

Statements of Net Assets Available for Benefits . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Statements of Changes in Net Assets Available for Benefits  . . . . . . . . . . . . . . . . . . . .  3
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4


Supplemental Schedules

Schedule I - Assets Held for Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Schedule II - Transactions or Series of Transactions in Excess of
  5% of the Fair Value of Plan Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

                         Report of Independent Auditors

Employee Benefits Committee of
Haverty Furniture Companies, Inc.

We have audited the accompanying statements of net assets available for benefits of the Haverty Furniture Companies, Inc. Thrift Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and 1993, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of Assets Held for Investment as of December 31, 1994, and Transactions or Series of Transactions in Excess of 5 Percent of the Fair Value of Plan Assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1994 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1994 financial statements taken as a whole.



June 16, 1995

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                Statements of Net Assets Available for Benefits


                                                                         DECEMBER 31
                                                                     1994            1993
                                                                 ---------------------------
 ASSETS
 Cash                                                            $         -     $10,113,558
 Dividends and interest receivable                                       849           7,796
 Contributions receivable                                            671,146         464,025

 Investments, at fair value:
 Short term investment                                                22,293       2,848,103
 Commingled trust investment funds                                13,470,262               -
 Common stock                                                      1,408,555         817,770
                                                                 ---------------------------
 Net assets available for benefits                               $15,573,105     $14,251,252
                                                                 ===========================



See accompanying notes.

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

           Statements of Changes in Net Assets Available for Benefits

                     Years ended December 31, 1994 and 1993


                                                                   1994               1993
                                                                ------------------------------
 Additions to net assets attributed to:
 Contributions:
 Employer                                                       $   788,340        $   603,362
 Employee                                                         2,931,283          2,336,462
                                                                ------------------------------
                                                                  3,719,623          2,939,824

 Net realized and unrealized (depreciation) appreciation in
   fair value of investments                                     (1,230,074)         1,015,913
 Investment income                                                  588,685            135,767
                                                                ------------------------------
                                                                  3,078,234          4,091,504
 Deductions from net assets attributed to:
 Benefit payments                                                 1,744,716          1,165,113
 Forfeitures                                                         11,665             13,115
 Other                                                                    -             14,799
                                                                ------------------------------

 Net increase                                                     1,321,853          2,898,477
 Net assets available for benefits at beginning of year
                                                                 14,251,252         11,352,775
                                                                ------------------------------
 Net assets available for benefits at end of year               $15,573,105        $14,251,252
                                                                ==============================




See accompanying notes.

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                         Notes to Financial Statements

                               December 31, 1994


1. SIGNIFICANT ACCOUNTING POLICIES

VALUATION OF INVESTMENTS

The Plan's investments are stated at aggregate fair value. Fair values of investments in Trust Company Bank and Bank South common trust funds are based on the fair values of the underlying securities. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. For investments in securities that do not have an established market, the trustee has established a fair value for such securities. Purchases and sales of investments are recorded on a trade-date basis.

2. DESCRIPTION OF THE PLAN

The Plan is a "qualified cash or deferred arrangement" plan under Section 401(k) of the Internal Revenue Code. Such an employee benefit plan is generally known as a 401(k) plan.

Any employee of the Company who attains 21 years of age, completes three months of eligibility service and who is not a member of a collective bargaining unit (unless there is a written agreement providing for this participation) can become a participant in the Plan. Participation is voluntary and eligible employees may elect to defer up to 16% of their compensation through payroll deductions, subject to statutory limitations. The Company matches employee contributions at the rate of 50% for all contributions up to and including 2%, and 25% for all contributions between 3% and 6% of each participant's annual compensation. All contributions are remitted to the Plan monthly.

Upon enrollment in the Plan, a participant may direct employer and employee contributions in 10% increments in any of five investment options. The Money Market Fund invests in U.S. Treasury securities and other obligations issued or guaranteed by the U.S. government or government agencies. The Bond Fund invests in Treasury and agency obligations issued by the U.S. government, its agencies or instrumentalities. The Equity Fund invests primarily in common stocks of large, well-established companies. The Haverty's Stock Fund invests in the common stock of Haverty Furniture Companies, Inc. purchased in the open market. The Balanced Fund invests in common stocks of large, well-established companies and fixed income securities.

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan


                   Notes to Financial Statements (continued)





2. DESCRIPTION OF THE PLAN (CONTINUED)

Earnings of the plan are allocated to participants based on account holdings at the beginning of the quarter plus one third of contributions made in that quarter. All administrative expenses are paid by the Plan sponsor.

Participants are immediately vested in their contributions plus actual earnings thereon. These accounts totaled $12,286,710 and $11,141,576 at December 31, 1994 and 1993, respectively. Vesting in the Company contribution plus actual earnings thereon is based on the years of service with the Company, including any years of service when the participant was eligible and did not participate in the Plan. A participant is 100 percent vested after five years of credited service.

All amounts credited to a participant's account are distributed with no forfeiture upon termination of employment, after participant's death, total disability, retirement at age 65, or completion of five or more years of service. Forfeitures of employer contributions are used to offset employer matching contributions for the same and/or future plan year.

Further information about the Plan Agreement is contained in the Summary Plan Description Your 401(k) Thrift Plan. Copies of this booklet are available at the Company's Human Resources office.

3. INCOME TAX STATUS

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and the Trust established thereunder is exempt from tax under IRC Section 501(a). The Plan has subsequently been amended and restated. A request for a determination letter on the amended and restated plan was filed with the Internal Revenue Service on March 27, 1995. The plan administrator is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan


                   Notes to Financial Statements (continued)




4. TRANSACTIONS WITH PARTIES-IN-INTEREST

At December 31, 1994 and 1993, the Plan held 119,877 and 47,753 shares of Haverty Furniture Companies, Inc. Common Stock, respectively. The fair value of this stock at December 31, 1994 and 1993 was $1,408,555 and $817,770, respectively.

During 1994 and 1993, the Plan received $24,148 and $10,814, respectively, in dividends on Haverty Furniture Companies, Inc. Common Stock.

5. INVESTMENTS

The Plan's assets are held by a bank-administered trust fund.

Net realized and unrealized (depreciation) appreciation of the Plan's investments are as follows for 1994 and 1993:


                                                                 NET
                                                            DEPRECIATION IN
                                                           FAIR VALUE DURING     FAIR VALUE AT END
                                                                 YEAR                 OF YEAR
                                                           ---------------------------------------
 YEAR ENDED DECEMBER 31, 1994
 Fair value as determined by quoted market price:
 Common stock                                               $  (473,512)            $ 1,408,555

 Fair value estimated by trustee:
 Short term investment                                                -                  22,293
 Commingled trust investment funds                             (756,562)             13,470,262
                                                           ---------------------------------------
                                                            $(1,230,074)            $14,901,110
                                                           =======================================


                       Haverty Furniture Companies, Inc.
                                  Thrift Plan


                   Notes to Financial Statements (continued)





5. INVESTMENTS (CONTINUED)

                                                                     Net
                                                                 Appreciation
                                                              (Depreciation) in
                                                              Fair Value During   Fair Value at End
                                                                     Year              of Year
                                                              -------------------------------------
 YEAR ENDED DECEMBER 31, 1993
 Fair value as determined by quoted market price:
 U.S. Treasury notes                                             $   (8,966)          $        -
 Common stock                                                       243,292              817,770

 Fair value estimated by trustee:
 Short term investment                                                    -            2,848,103
 Commingled trust investment funds                                  781,587                    -
                                                              -------------------------------------
                                                                 $1,015,913           $3,665,873
                                                              =====================================

The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                                    1994             1993
                                                                 ----------------------------
 Bank South Temporary Investment Fund                            $        -        $2,848,103
 Federated Short-Term U.S. Government Fund                        1,449,989                 -
 Weiss, Peck & Greer Government Securities Fund                     918,825                 -
 Dodge & Cox Balanced Fund                                        5,677,305                 -
 Fidelity Magellan Fund                                           5,424,143                 -
 Haverty Furniture Companies, Inc. Common Stock                   1,408,555           817,770


6. INVESTMENT FUND ACTIVITY

The activity in the Plan's funds (excluding contributions receivable) during the years ended December 31, 1994 and 1993 was as follows:

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                   Notes to Financial Statements (continued)

6. INVESTMENT FUND ACTIVITY (CONTINUED)

                                                                          YEAR ENDED DECEMBER 31, 1994
                                                -----------------------------------------------------------------------------------
                                                MONEY MARKET         BOND        BALANCED       EQUITY        COMPANY
                                                    FUND             FUND          FUND          FUND        STOCK FUND     TOTAL
                                                -----------------------------------------------------------------------------------
 ADDITIONS TO NET ASSETS ATTRIBUTED TO:
   Contributions:
     Employer                                   $   62,756      $   66,383     $  269,069    $  245,625   $   98,899    $   742,732
     Employee                                      235,165         247,028      1,004,129       902,701      380,747      2,769,770
                                                -----------------------------------------------------------------------------------
                                                   297,921         313,411      1,273,198     1,148,326      479,646      3,512,502

 Investment income                                  67,562          86,304        275,477       132,618       26,724        588,685
                                                -----------------------------------------------------------------------------------
                                                   365,483         399,715      1,548,675     1,280,944      506,370      4,101,187

 Deductions from net assets attributed to:
   Benefit payments                                378,054         160,245        533,753       559,923      112,741      1,744,716
   Forfeitures transfers                             2,279             944          4,518         2,556        1,368         11,665

 Net transfers                                    (667,697)       (721,099)    (1,077,964)    1,796,925      669,835              -

 Net realized and unrealized depreciation in
   fair value of investments                             -        (235,312)      (275,764)     (245,486)    (473,512)    (1,230,074)
                                                -----------------------------------------------------------------------------------
 Net increase (decrease)                          (682,547)       (717,885)      (343,324)    2,269,904      588,584      1,114,732
 Net assets by investment option at beginning
   of year                                       2,145,256       1,641,411      6,021,104     3,154,647      824,809     13,787,227
                                                -----------------------------------------------------------------------------------
 Net assets by investment option at end of
   year                                         $1,462,709      $  923,526     $5,677,780    $5,424,551   $1,413,393    $14,901,959
                                                ===================================================================================


                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                   Notes to Financial Statements (continued)

6. INVESTMENT FUND ACTIVITY (CONTINUED)

                                                                           YEAR ENDED DECEMBER 31, 1993
                                                  ---------------------------------------------------------------------------------
                                                     MONEY            BOND      BALANCED         EQUITY      COMPANY
                                                   MARKET FUND        FUND        FUND            FUND         FUND        TOTAL
                                                  ---------------------------------------------------------------------------------
 Additions to net assets attributed to:
   Contributions:
     Employer                                     $   55,283     $   58,635    $  226,670     $  135,455    $ 22,615    $   498,658
     Employee                                        227,373        252,175       869,953        518,654     108,986      1,977,141
                                                  ---------------------------------------------------------------------------------
                                                     282,656        310,810     1,096,623        654,109     131,601      2,475,799

 Investment income                                    65,240          9,031        44,571          5,053      11,872        135,767
                                                  ---------------------------------------------------------------------------------
                                                     347,896        319,841     1,141,194        659,162     143,473      2,611,566

 Deductions from net assets attributed to:
   Benefit payments                                  262,988         85,376       347,636        415,168      53,945      1,165,113
   Forfeitures                                         3,223          1,333         4,828          3,294         437         13,115
   Other                                               2,468          1,623         6,582          3,422         704         14,799

 Net transfers                                      (423,666)       236,385       (84,010)       293,798     (22,507)             -

 Net realized and unrealized appreciation
   in fair value of investments                            -        105,744       403,200        263,678     243,291      1,015,913
                                                  ---------------------------------------------------------------------------------
 Net increase (decrease)                            (344,449)       573,638     1,101,338        794,754     309,171      2,434,452
 Net assets by investment option at
   beginning of year                               2,489,705      1,067,773     4,919,766      2,359,893     515,638     11,352,775
                                                  ---------------------------------------------------------------------------------
 Net assets by investment option at
   end of year                                    $2,145,256     $1,641,411    $6,021,104     $3,154,647    $824,809    $13,787,227
                                                  =================================================================================


                                  Supplemental
                                   Schedules

                                                                      Schedule I

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                           Assets Held for Investment

                               December 31, 1994


                                                                                        MARKET
 UNITS                     DESCRIPTION                               COST               VALUE
- --------------------------------------------------------------------------------------------------
                COMMINGLED TRUST INVESTMENT FUNDS
   22,293       Trust Company Short-Term Investment Fund         $    22,293          $    22,293
1,449,989       Federated Short-Term U.S. Government Fund          1,449,989            1,449,989
  104,175       Weiss, Peck & Greer Government Securities Fund     1,068,596              918,825
  125,576       Dodge & Cox Balanced Fund                          5,915,521            5,677,305
   81,200       Fidelity Magellan Fund                             5,652,398            5,424,143
                COMMON STOCK
  119,877       Haverty Furniture Companies., Inc.                 1,518,293            1,408,555
                                                                 ---------------------------------
                                                                 $15,627,090          $14,901,110
                                                                 =================================


                                                                     Schedule II

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

  Transactions or Series of Transactions in Excess of 5% of the Fair Value of
                                  Plan Assets

                               December 31, 1994


                                                                                                             CURRENT VALUE
                                             NUMBER                                                           OF ASSET ON
                                              OF                                               COST OF          DATE OF     NET GAIN
           DESCRIPTION OF ASSETS          TRANSACTIONS     PURCHASES            SALES          ASSET         TRANSACTION     (LOSS)
- ------------------------------------------------------------------------------------------------------------------------------------
 CATEGORY (I) - INDIVIDUAL TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS.

 Fidelity Money Market Portfolio               1           $ 2,139,000       $        -     $2,139,000       $        -    $       -
 Fidelity Money Market Portfolio               1                     -        2,139,000      2,139,000        2,139,000            -
 Trust Company Short-Term Investment Fund      1               784,000                -        784,000                -            -
 Trust Company Short-Term Investment Fund      1                     -          783,707        783,707          783,707            -
 Trust Company Short-Term Cash Management
   Fund                                        1             2,166,267                -      2,166,267                -            -
 Trust Company Short-Term Cash Management
   Fund                                        1             1,641,411                -      1,641,411                -            -
 Trust Company Short-Term Cash Management
   Fund                                        1             6,021,103                -      6,021,103                -            -
 Trust Company Short-Term Cash Management
   Fund                                        1             3,154,648                -      3,154,648                -            -
 Trust Company Short-Term Cash Management
   Fund                                        1                     -        2,150,000      2,150,000        2,150,000            -
 Trust Company Short-Term Cash Management
   Fund                                        1                     -        1,673,000      1,673,000        1,673,000            -
 Trust Company Short-Term Cash Management
   Fund                                        1                     -        6,133,000      6,133,000        6,133,000            -

                                                                     Schedule II

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

Transactions or Series of Tranactions in Excess of 5% of the Fair Value of Plan
                                    Assets

                               December 31, 1994

                                                                                                             CURRENT VALUE
                                            NUMBER                                                            OF ASSET ON
                                              OF                                                COST OF         DATE OF     NET GAIN
          DESCRIPTION OF ASSETS           TRANSACTIONS       PURCHASES         SALES            ASSET         TRANSACTION    (LOSS)
- ------------------------------------------------------------------------------------------------------------------------------------
 CATEGORY (I) - INDIVIDUAL TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS.
 Trust Company Short-Term Cash Management
   Fund                                         1                    -       3,220,999        3,220,999        3,220,999           -
 Federated Short-Term U.S. Government Fund      1            2,150,000               -        2,150,000                -           -
 Federated Short-Term U.S. Government Fund      1                    -         784,000          784,000          784,000           -
 Weiss, Peck & Greer Government Securities
   Fund                                         1            1,673,000               -        1,673,000                -           -
 Dodge & Cox Balanced Fund                      1            6,133,000               -        6,133,000                -           -
 Dodge & Cox Balanced Fund                      1                    -       1,084,020        1,050,000        1,084,020      34,020
 Fidelity Magellan Fund                         1            3,221,000               -        3,221,000                -           -
 Fidelity Magellan Fund                         1            1,757,000               -        1,757,000                -           -

 CATEGORY (III) - A SERIES OF SECURITY TRANSACTIONS, WHEN AGGREGATED REGARDLESS OF GAIN OR LOSS, EXCEEDS 5% OF PLAN ASSETS.

 Fidelity Money Market Portfolio                2            2,145,000               -        2,145,000                -           -
 Fidelity Money Market Portfolio                2                    -       2,145,000        2,145,000        2,145,000           -
 Trust Company Short-Term Investment
   Fund                                       119          3,494,031                 -        3,494,031                -           -
 Trust Company Short-Term Investment
   Fund                                       142                  -         3,442,125        3,442,125        3,442,125           -

                                                                     Schedule II

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

  Transactions or Series of Transactions in Excess of 5% of the Fair Value of
                                  Plan Assets

                               December 31, 1994

                                                                                                             CURRENT VALUE
                                            NUMBER                                                            OF ASSET ON
                                             OF                                                COST OF         DATE OF      NET GAIN
           DESCRIPTION OF ASSETS         TRANSACTIONS        PURCHASES        SALES            ASSET         TRANSACTION     (LOSS)
- ------------------------------------------------------------------------------------------------------------------------------------
 CATEGORY (III) - A SERIES OF SECURITY TRANSACTIONS, WHEN AGGREGATED REGARDLESS OF GAIN OR LOSS, EXCEEDS 5% OF PLAN ASSETS
 (CONTINUED).

 Trust Company Short-Term Cash Management
   Fund                                       113            14,742,864              -       14,742,864                -          -
 Trust Company Short-Term Cash Management
   Fund                                       105                     -     14,742,864       14,742,864       14,742,864          -
 Federated Short-Term U.S. Government Fund     21             2,719,637              -        2,719,637                -          -
 Federated Short-Term U.S. Government Fund     13                     -      1,279,648        1,279,648        1,279,648          -
 Weiss, Peck & Greer Government Securities
   Fund                                        20             1,952,637              -        1,952,637                -          -
 Weiss, Peck & Greer Government Securities
   Fund                                        11                     -        798,500          884,040          798,500    (85,540)
 Dodge & Cox Balanced Fund                     19             7,190,068              -        7,190,068                -          -
 Dodge & Cox Balanced Fund                      8                     -      1,237,000        1,274,809        1,237,000    (37,809)
 Fidelity Magellan Fund                        14             5,905,630              -        5,905,630                -          -
 Haverty Furniture Cos., Inc. Common Stock     15             1,156,175              -        1,156,175                -          -

THERE WERE NO CATEGORY (II) OR (IV) TRANSACTIONS DURING THE YEAR ENDED DECEMBER 31, 1994.

NOTE: THE COMMISSIONS AND FEES RELATED TO PURCHASES AND SALES OF INVESTMENTS
      ARE INCLUDED IN THE COST OF THE INVESTMENTS OR THE PROCEEDS FROM THE SALE AND ARE NOT SEPARATELY IDENTIFIED BY THE TRUSTEE.

                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44285) pertaining to the Haverty Furniture Companies, Inc. Thrift Plan of our report dated June 16, 1995, with respect to the financial statements and schedules of Haverty Furniture Companies, Inc. Thrift Plan included in this Form 10-K/A, Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 1994.


                                                        Ernst & Young LLP



Atlanta, Georgia
June 28, 1995

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has caused this annual report to be signed on the 29th day of June 1995, by the undersigned thereunto duly authorized.


                                          HAVERTY FURNITURE COMPANIES, INC.
                                                THRIFT PLAN



                                          By   /s/ Dennis L. Fink
                                               -----------------------------
                                               Dennis L. Fink,
                                               Senior Vice President and
                                               Chief Financial Officer
                                               (principal financial officer)


                                          By   /s/ Hugh G. Wells
                                               -----------------------------
                                               Hugh G. Wells,
                                               Vice President and Treasurer


                                          By   /s/ Dan C. Bryant
                                               -----------------------------
                                               Dan C. Bryant, Controller
                                               (Principal accounting officer)